EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1 of our report dated January 26, 2006 (Except for Note 9 for which the date is March 31, 2006 and Note 1 for which the date is April 4, 2006) relating to the financial statements of Clearwater Port Holdings LLC (formerly Crystal Energy LLC), appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/	PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
December 12, 2006